Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

The Securities Purchase Agreement (this “Agreement”), dated as of March 20, 2025, is entered into by and among Patriot National Bancorp, Inc., a Connecticut corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.        The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.        Subject to the terms and conditions set forth in this Agreement, each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that number of shares of (i) voting common stock, par value $0.01 per share, of the Company (the “Common Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which shall be collectively referred to herein as the “Common Shares”) and/or (ii) a newly-issued series of convertible non-cumulative perpetual preferred stock, series A, no par value per share, of the Company (the “Series A Preferred Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which shall be collectively referred to herein as the “Series A Preferred Shares”), which shall be convertible into Common Shares subject to the terms and conditions set forth in the Certificate of Designations (as defined below), and, following the Shareholder Approval (as defined below) and subject to the terms and conditions of the Amended and Restated Certificate of Incorporation (as defined below), non-voting common stock, par value $0.01 per share, of the Company (the “Non-Voting Common Stock”). The Common Shares and the Series A Preferred Shares shall be collectively referred herein to as the “Shares.” The shares of Common Stock and Non-Voting Common Stock, into which the Series A Preferred Stock is convertible, are referred to herein as the “Underlying Shares,” and the Underlying Shares and the Shares are referred to herein, collectively, as the “Securities.”

C.       No Purchaser shall be entitled to purchase the Securities issuable at Closing that would cause such Purchaser (including its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the CIBC Act, each as defined below), to acquire, or to obtain the right to acquire, more than 9.99% of the outstanding shares of Common Stock or the voting securities of the Company or such amount of the voting securities and/or nonvoting securities of the Company that would constitute “control” under the BHC Act or the CIBC Act on a post transaction basis that assumes that such Closing shall have occurred.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

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“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition), or investigation pending or, to the Company’s Knowledge, threatened against the Company, any Subsidiary, or any of their respective properties or any officer, director, or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director, or employee before or by any Governmental Entity.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agency” has the meaning set forth in Section 3.1(pp).

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Amended and Restated Certificate of Incorporation” has the meaning set forth in Section 4.21(a).

“Bank” means Patriot Bank, N.A., a wholly owned Subsidiary of the Company.

“Bank Regulatory Approvals” means that a Purchaser shall have received, in its sole discretion, satisfactory feedback from the Federal Reserve and the OCC (which may be the absence of any communication from the Federal Reserve or the OCC, as applicable) that it will not have “control” of the Company or the Bank for purposes of the BHCA and that no notice is required under the CIBC Act (or if such notice is required, it has been submitted to the applicable Governmental Entity, and there has been no objection by such Governmental Entity after the expiration or earlier termination of any applicable waiting period), and Purchaser shall have submitted all other filings with and received all other approvals required by applicable Governmental Entities, in each case as necessary to permit Purchaser to hold up to 24.9% of any class of voting securities of the Company.

“Benefit Plan” has the meaning set forth in Section 3.1(rr).

“BHCA” has the meaning set forth in Section 3.1(b).

“BHCA Control” has the meaning set forth in Section 3.1(uu).

“Board” means the Board of Directors of the Company.

“Burdensome Condition” has the meaning set forth in Section 4.16.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in the State of New York are open for the general transaction of business.

“Certificate of Designations” has the meaning set forth in Section 2.2(a)(ix).

“Certificate of Incorporation” means the Certificate of Incorporation of the Company and all amendments thereto, as amended as of the date hereof.

“Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

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(1)        any Person or “group” (other than the Purchasers and their Affiliates) becomes a beneficial owner (as defined in Rules 13d-3 of the Exchange Act), directly or indirectly, of 30% or more of the aggregate shares of Common Stock;

(2)        any Person or “group” (other than the Purchasers and their Affiliates) becomes a beneficial owner (as defined in Rules 13d-3 of the Exchange Act), directly or indirectly, of 24.9% or more of the aggregate shares of Common Stock, and in connection with such event, individuals who, on the date of this Agreement, constitute the Board cease for any reason to constitute at least a majority of the Board;

(3)        the consummation of a merger, consolidation, statutory share exchange, or similar transaction that requires adoption by the Company’s shareholders (a “Business Combination”), unless immediately following such Business Combination more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership (as defined in Rules 13d-3 of the Exchange Act) of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Common Stock that was outstanding immediately before such Business Combination;

(4)        the shareholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(5)        the Company has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (1) through (4) of this definition above.

“CIBC Act” means the Change in Bank Control Act of 1978.

“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

“Closing Date” means the date on which the Closing shall occur, which (unless otherwise agreed by the Parties in writing) shall be (i) no later than five (5) Business Days after the satisfaction (or waiver, as applicable) of the last to be satisfied of the conditions set forth in Article V and (ii) no later than the Outside Date.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Co-Lead Investors” means investors listed in Schedule I attached hereto. The Co-Lead Investors are also Purchasers as such term is used in this Agreement.

“Commission” has the meaning set forth in the Recitals.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company” has the meaning set forth in the preamble.

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“Company Counsel” means Blank Rome LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Financial Statements” has the meaning set forth in Section 3.1(h).

“Company Recommendations” has the meaning set forth in Section 4.21(b).

“Company Reports” has the meaning set forth in Section 3.1(kk).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge, after reasonable inquiry, of the Chief Executive Officer or Chief Financial Officer of the Company.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise for purposes of the BHCA or the CIBC Act.

“Covered Person” has the meaning set forth in Section 3.1(ww).

“CRA” has the meaning set forth in Section 3.1(nn).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disclosure Schedules” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 3.1(ww).

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Election Period” has the meaning set forth in Section 4.24(b).

“Environmental Laws” has the meaning set forth in Section 3.1(k).

“ERISA” has the meaning set forth in Section 3.1(rr).

“ERISA Affiliates” has the meaning set forth in Section 3.1(rr).

“ERISA Plan” has the meaning set forth in Section 3.1(rr).

“Escrow Account” has the meaning set forth in Section 2.1(a).

“Escrow Agent” has the meaning set forth in Section 2.1(a).

“Escrow Agreement” has the meaning set forth in Section 2.1(a).

“Escrow Funding Date” has the meaning set forth in Section 2.1(a).

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exchange Cap” has the meaning set forth in Section 4.22.

“Exchange Cap Allocation Amount” has the meaning set forth in Section 4.22.

“Exchange Cap Maximum” has the meaning set forth in Section 4.22.

“Existing Buyer” has the meaning set forth in Section 4.22.

“Existing Securities” has the meaning set forth in Section 4.24(a).

“Expedited Issuance” has the meaning set forth in Section 4.23(f).

“Extended Escrow Funding Date” has the meaning set forth in Section 2.1(a).

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means U.S. generally accepted accounting principles as applied by the Company.

“Governmental Entity” means any court, administrative agency, arbitrator, or commission or other governmental or regulatory authority or instrumentality, whether federal, state, local, or foreign, and any applicable securities exchange or other self-regulatory organization.

“Indemnified Party” has the meaning set forth in Section 4.7(b).

“Insurer” has the meaning set forth in Section 3.1(pp).

“Intellectual Property” has the meaning set forth in Section 3.1(q).

“IRS” has the meaning set forth in Section 3.1(rr).

“Law” means any federal, state, county, municipal or local ordinance, permit, concession, grant, franchise, law, statute, code, rule or regulation or any judgment, ruling, order, writ, injunction or decree promulgated by any Governmental Entity.

“Lead Party” means Steven Sugarman and his Affiliates. The Lead Party is also deemed to be a Purchaser and Co-Lead Investor, as such term is used in this Agreement. To the extent the Lead Party is also a Purchaser in this offering, it may also be referred to as “Lead Investor”.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right, mortgage, deed of trust, pledge, conditional sale agreement, restriction on transfer or other restrictions of any kind.

“Loan Investor” has the meaning set forth in Section 3.1(pp).

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“Local Counsel” means Robinson & Cole LLP.

“Losses” has the meaning set forth in Section 4.7(a).

“Material Adverse Effect” means any event, circumstance, change or occurrence that has had or would reasonably be expected to have (i) a material and adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material and adverse effect on the operations, results of operations, assets, liabilities, properties, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that clause (ii) shall not include the impact of (A) changes in banking and similar Laws of general applicability or interpretations thereof by any applicable Governmental Entity, (B) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (C) changes in general economic conditions, including interest rates, affecting banks generally, (D) the effects of any action or omission taken by the Company or the Bank expressly required by this Agreement or taken with the prior written consent of Purchaser, or (E) the public disclosure of this Agreement or the transactions contemplated hereby, except, with respect to clauses (A), (B) and (C), to the extent that the effect of such changes has a disproportionate impact on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated banks and their holding companies generally.

“Material Contract” means any of the following agreements of the Company or any of its Subsidiaries:

(1)                any contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K;

(2)                any contract containing covenants that limit in any material respect the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or which involve any material restriction of the geographical area in which, or method by which or with whom, the Company or any of its Subsidiaries may carry on its business (other than as may be required by Law or applicable regulatory authorities), and any contract that could require the disposition of any material assets or line of business of the Company or of its Subsidiaries;

(3)        any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements), and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any of its Subsidiaries;

(4)        any real property lease and any other lease with annual rental payments aggregating $50,000 or more;

(5)        other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $100,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

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(6)        any contract or arrangement under which the Company or any of its Subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property that is material to its business (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for the Company or its Subsidiaries) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Company or any of its Subsidiaries;

(7)        any other contract that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries;

(8)        any standstill or similar agreement pursuant to which any party has agreed not to acquire assets or securities of another person;

(9)        any contract that would reasonably be expected to prevent, materially delay, or materially impede the Company’s ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents;

(10)        any contract providing for indemnification by the Company or any of its Subsidiaries of any person, except for immaterial contracts entered into in the ordinary course of business consistent with past practice; and

(11)        any contract that contains a put, call, or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $50,000.

“Material Permits” has the meaning set forth in Section 3.1(o).

“MFN Notice” has the meaning set forth in Section 4.24(a).

“Minimum Offering Amount” has the meaning set forth in Section 2.1(a).

“Money Laundering Laws” has the meaning set forth in Section 3.1(ii).

“New Securities” has the meaning set forth in Section 4.23(a).

“Non-Voting Common Stock” has the meaning set forth in the Recitals.

“New York Courts” has the meaning set forth in Section 6.8.

“OCC” means the Office of the Comptroller of the Currency.

“OFAC” has the meaning set forth in Section 3.1(hh).

“Offering” has the meaning set forth in Section 4.23(a).

“Omnibus Equity Incentive Plan” means the 2025 Equity Incentive Plan to be approved by the Board of Directors of the Company, subject to shareholder approval.

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“Outside Date” means April 14, 2025.

“Pension Plan” has the meaning set forth in Section 3.1(rr).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization or Governmental Entity.

“Personally Identifiable Information” means any “nonpublic personal information” as defined in 15 U.S. Code §6809.

“Placement Agent” means Performance Trust Capital Partners.

“Preferred Stock” has the meaning set forth in Section 3.1(g)(i).

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means an amount equal to $0.75 per Share.

“Purchased Shares” means the number of Shares to be purchased by each Purchaser hereunder.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.7(a).

“Questionnaire” has the meaning set forth in Section 2.2(b)(ii).

“Registration Rights Agreement” has the meaning set forth in Section 2.2(a)(x).

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Counsel” means Pryor Cashman LLP.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Response Period” has the meaning set forth in Section 4.23(c).

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“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Report” has the meaning set forth in Section 3.1(h).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Series A Preferred Shares” has the meaning set forth in the Recitals.

“Series A Preferred Stock” has the meaning set forth in the Recitals.

“Shareholder Approval” has the meaning set forth in Section 4.21(a).

“Shareholder Litigation” has the meaning set forth in Section 4.18.

“Shareholders’ Meeting” has the meaning set forth in Section 4.21(a).

“Shares” has the meaning set forth in the Recitals.

“Stock Plan” has the meaning set forth in Section 3.1(g)(i).

“Subsequent Financing” has the meaning set forth in Section 4.24(a).

“Subsidiary” means any entity in which the Company or the Bank, directly or indirectly, owns 50% or more of the outstanding capital stock or otherwise has Control over such entity. For the avoidance of doubt, the Subsidiaries of the Company include the Bank.

“Surviving Corporation” has the meaning set forth in this Section 1.1.

“Takeover Law” has the meaning set forth in Section 3.1(bb).

“Tax” or “Taxes” mean (i) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity and (ii) any liability in respect of any items described in clause (i) above payable by reason of contract, assumption, transferee or successor liability, operation of law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or analogous or similar provisions of Law) or otherwise.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group, Inc. (including the OTC Pink); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

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“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, or the OTC Pink on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, including the Registration Rights Agreement, the Certificate of Designations, the Escrow Agreement, and any other documents or agreements executed by the Company or the Purchasers in connection with the transactions contemplated hereunder.

“Transfer” means, in respect of any Shares, property or other assets, any sale, assignment, hypothecation, lien, encumbrance, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, including rights to vote and to receive dividends or other income with respect thereto, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments, whether voluntarily or by operation of Law, or any agreement or commitment to do any of the foregoing.

“Transfer Agent” means Computershare Trust Company, N.A. or any successor transfer agent for the Company.

“Underlying Shares” has the meaning set forth in the Recitals.

ARTICLE II

PURCHASE AND SALE

Section 2.1 Closing.

(a)                Escrow Account. No later than five (5) Business Days after the execution of the Agreement by the Company and the Purchasers (“Escrow Funding Date”), each Purchaser shall deliver or cause to be delivered to Wilmington Trust, National Association (the “Escrow Agent”), in U.S. dollars and in immediately available funds, the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price” by wire transfer to a non-interest bearing escrow account (the “Escrow Account”) established for such purpose with the Escrow Agent. All such funds will be held in the Escrow Account pursuant to the terms of an Escrow Agreement, by and among the Company, the Escrow Agent and the Lead Party (the “Escrow Agreement”). The Company will pay all fees related to the establishment and maintenance of the Escrow Account and comply with procedures required by the Escrow Agent. If at least $60,000,000 in equity capital commitments, including any conversion of the Company’s existing debt into equity (the “Minimum Offering Amount”), have been received by the Company on or prior to the Escrow Funding Date, and all of the other conditions set forth in Article V of this Agreement are fulfilled, the Closing shall be held on the Closing Date with respect to Shares sold; provided, however, that, in the sole discretion of the Lead Party, the Minimum Offering Amount can be decreased by up to $10,000,000. If the Minimum Offering Amount has not been received on or before the Escrow Funding Date for any reason, the Escrow Funding Date will be extended for up to 14 days (the “Extended Escrow Funding Date”) for the receipt of the Minimum Offering Amount, and if the Minimum Offering Amount has not been received on or before the Extended Escrow Funding Date, this Agreement will be terminated as set forth in Section 6.10 hereof (provided, however, that, in the sole discretion of the Lead Party, the Extended Escrow Funding Date can be extended for an additional 14 days for good reason), no Shares will be issued and sold, and pursuant to the terms of the Escrow Agreement, the Escrow Agent will, at the Company’s and the Lead Party’s written direction, cause all monies received from Purchasers for the Shares to be promptly returned to such Purchasers without interest, penalty, expense or deduction and the Company will promptly cooperate to accomplish the foregoing, including providing the Escrow Agent with any requested written instructions in such regard.

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(b)                Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, up to the number of Shares set forth below such Purchaser’s name on the signature page of this Agreement at a per Share price equal to the Purchase Price, subject to a downward adjustment by the Company to ensure the Purchaser complies with Section 3.2(s) of this Agreement.

(c)        Closing. Unless this Agreement has been terminated pursuant to Section 6.10 and subject to the satisfaction (or waiver, as applicable) of the conditions set forth in Article V and the delivery of the Company Deliverables and the Purchaser Deliverables, the Closing of the purchase and sale of the Shares shall take place remotely by electronic transmission of closing documents and signature pages on the Closing Date, or such other means and/or date as the parties may mutually agree.

Section 2.2 Closing Deliveries.

(a)        On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser (unless otherwise indicated) the following (the “Company Deliverables”):

(i)	evidence of book entry of the Shares purchased by the Purchaser pursuant to this Agreement, registered in the name of such Purchaser or its nominee;

(ii)	legal opinions of Local Counsel, Regulatory Counsel and Company Counsel, as applicable, dated as of the Closing Date, executed by such counsel and addressed to the Co-Lead Investors;

(iii)	a certificate of the Secretary of the Company, substantially in the form attached hereto as Exhibit C, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying the current versions of the Certificate of Incorporation and bylaws, as amended, of the Company, (c) certifying the fulfillment of the conditions specified in Section 5.1, and (d) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(iv)	a certificate, dated as of the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, substantially in the form attached hereto as Exhibit D;

(v)	a Certificate of Legal Existence of the Company from the Connecticut Secretary of State as of a recent date;

(vi)	a certificate of the Federal Reserve Bank of New York to the effect that the Company is a registered bank holding company under the BHCA;

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(vii)	a certificate of the OCC as of a recent date evidencing the corporate existence of the Bank;

(viii)	a certificate of the FDIC to the effect that the Bank’s deposit accounts are insured by the FDIC under the provisions of the Federal Deposit Insurance Act;

(ix)	the Certificate of Amendment to the Certificate of Incorporation of the Company relating to the Series A Preferred Stock of the Company filed with the Connecticut Secretary of State in the form attached hereto as Exhibit E (the “Certificate of Designations”); and

(x)	a registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), duly executed by the Company.

(b)        On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)	in U.S. dollars and in immediately available funds, the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price” by wire transfer from the Escrow Account to the account provided by the Company;

(ii)	a fully completed and duly executed Accredited Investor Questionnaire (the “Questionnaire”) reasonably satisfactory to the Company, in the form attached hereto as Exhibit B; and

(iii)	the Registration Rights Agreement duly executed by the Purchasers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as of the date hereof and as of the Closing Date, except for the representations and warranties that speak as of a specific date, which shall be made as of such date, and except (i) as disclosed in the disclosure schedules delivered by the Company to the Purchasers concurrently herewith and attached hereto (the “Disclosure Schedules”), provided, that (a) the mere inclusion of an item in the Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by the Company or any of its Subsidiaries that such item represents a material exception or fact, event or circumstance or that such item is reasonably expected to have a Material Adverse Effect, and (b) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced and (2) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific reference or cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (ii) as disclosed in any SEC Report prior to the date hereof, that:

(a)        Subsidiaries. The Company owns all of the outstanding shares of the Bank. Except as set forth on Schedule 3.1(a), the Company has no other direct or indirect Subsidiaries. Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable (to the extent such concept is applicable to an equity interest of a Subsidiary) and free of preemptive and similar rights to subscribe for or purchase securities. Except in respect of the Company’s Subsidiaries or as otherwise listed on Schedule 3.1(a), the Company does not own beneficially, directly or indirectly, 5% or more of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

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(b)        Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to be material to the Company or any of its Subsidiaries. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”). The Bank is the Company’s only Subsidiary banking institution. The Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due and no Proceeding for the termination of such insurance is pending or, to the Company’s Knowledge, threatened. Since December 31, 2022, the Company and its Subsidiaries have conducted their businesses in compliance with all applicable federal, state and foreign Laws, orders, judgments, decrees, rules, regulations, and applicable stock exchange requirements, including all Laws and regulations restricting activities of bank holding companies and banking organizations, in all material respects except as disclosed in Schedule 3.1(b). The Bank has been duly organized and is validly existing as a national association organized under the laws of the United States and supervised by the OCC, with the requisite corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as now being conducted in all material respects and to enter into and perform its obligations under this Agreement. The Bank is a member in good standing of the Federal Home Loan Bank of Boston, and its activities are permitted by the National Bank Act, and the rules and regulations of the OCC. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no Proceedings for the termination or adverse modification of such insurance are pending or, to the Company’s knowledge, threatened. There are no Subsidiaries of the Company other than the Bank that are depository institutions or that have or are required to have deposit insurance.

(c)        Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Securities in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Securities pursuant to this Agreement and the other Transaction Documents) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, the Board, or the Company’s shareholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law. There are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

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(d)        No Conflicts. The execution, delivery, and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities pursuant to this Agreement and the other Transaction Documents) do not and will not, subject to receipt of the Required Approvals, (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws, or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration, or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, or (iii) subject to the Required Approvals, conflict with or result in a violation of any Law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or Governmental Entity to which the Company is subject (including federal and state securities Laws and regulations and the rules and regulations thereunder, assuming, without investigation, the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not be, or would not reasonably be expected to be, material to the Company or any of its Subsidiaries.

(e)        Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares and the Underlying Shares), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) the filings, if any, required by applicable state securities Laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any applicable notices and/or applications to or the receipt of any applicable consents or non-objections from (x) the state or federal bank regulatory authorities that govern the Company or the Bank, or (y) the Principal Trading Market, (v) the filing of the Certificate of Designations to create the Series A Preferred Stock, (vi) the Shareholder Approval regarding the authorization of the shares of Non-Voting Common Stock to be issued upon the conversion of the Series A Preferred Shares and the authorization of additional shares of Common Stock, as applicable, (vii) the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Connecticut, and (viii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”). The Company is unaware of any facts or circumstances relating to the Company or its Subsidiaries that would be likely to prevent the Company from obtaining or effecting any of the foregoing.

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(f)        Issuance of the Shares and Underlying Shares. The issuance of the Common Shares has been duly authorized and the Common Shares, and when issued and sold against the receipt of consideration therefor in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid, and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, restrictions contemplated by this Agreement and Liens, if any, created by a Purchaser, and shall not be subject to preemptive or similar rights. The issuance of Series A Preferred Shares (upon filing of the Certificate of Designations with the Secretary of State of the State of Connecticut) will be duly authorized, and when issued and sold against the receipt of consideration therefor in accordance with the terms of the Transaction Documents, such Series A Preferred Shares will be validly issued and fully paid and non-assessable and free of preemptive rights except for those stated herein. The issuance of the Underlying Shares, other than Non-Voting Common Stock, has been duly authorized, and the Underlying Shares (other than Non-Voting Common Stock), if and when issued in accordance with the terms of the Certificate of Incorporation, including the Certificate of Designations, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, restrictions contemplated by this Agreement and Liens, if any, created by a Purchaser, and shall not be subject to preemptive or similar rights. The issuance of the shares of Non-Voting Common Stock into which the shares of Series A Preferred Stock are convertible will, upon receipt of the Shareholder Approval and filing of the Amended and Restated Certificate of Incorporation, have been duly authorized, and the shares of Non-Voting Common Stock, into which the shares of Series A Preferred Stock are convertible, if and when issued in accordance with the terms of the Amended and Restated Certificate of Incorporation, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities Laws, restrictions contemplated by this Agreement and Liens, if any, created by a Purchaser, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities Laws.

(g)        Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, par value $0.01 per share, and (ii) 1,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”). As of the date hereof, there are 3,991,852 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. As of the date hereof, there are 146,185 outstanding and unvested shares of restricted stock issued, and 74,540 reserved for issuance, under the Company’s 2020 Restricted Stock Award Plan, as amended (the “Stock Plan”). Other than in respect of awards outstanding under or pursuant to the Stock Plan, no shares of Common Stock are reserved for issuance. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. No shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights. Except as set forth in Schedule 3.1(g)(i), there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries. Except as set forth in Schedule 3.1(g)(ii), there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is bound. Except for the Registration Rights Agreement, if applicable, or as otherwise set forth in Schedule 3.1(g)(iii), there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its securities under the Securities Act. Except as set forth in the applicable Transaction Documents, there are no outstanding securities or instruments of the Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries. The Company and its Subsidiaries do not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Except as set forth in the applicable Transaction Documents, there are no securities or instruments issued by or to which the Company or any of its Subsidiaries is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares pursuant to this Agreement and the other Transaction Documents.

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(h)        SEC Reports; Company Financial Statements.

(i)                 The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2023 (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, as and if amended, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”, and the SEC Reports, together with the Disclosure Schedules, being collectively referred to as the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure to qualify to register the Common Shares and Underlying Shares for resale on Form S-1 or S-3 or which would prevent any Purchaser from using Rule 144 to resell any Securities). As of their respective filing dates, the SEC Reports complied as to form in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date). The Company has never been an issuer subject to Rule 144(i) under the Securities Act. Each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed as an exhibit to the SEC Reports.

(ii)               The audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2023 and 2022 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the two years ended December 31, 2023, together with the notes thereto, and the unaudited consolidated balance sheets of the Company and its Subsidiaries as of September 30, 2024 and the related consolidated statements of income, changes to stockholders’ equity and cash flows for the nine (9) months then ended (the “Company Financial Statements”) (1) have been prepared from, and are in accordance with the books and records of the Company and its Subsidiaries, (2) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that the unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its Subsidiaries taken as a whole as of and for the dates thereof and the results of operations, shareholders’ equity, and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate. The Company has made available to the Purchasers complete and accurate copies of the Company Financial Statements. There is no transaction, arrangement, or other relationship between the Company (or any of its Subsidiaries) and an unconsolidated or other off-balance sheet entity except as disclosed by the Company in the Company Financial Statements. The Company also made available to the Purchasers the Bank’s Consolidated Reports of Condition and Income, or “call reports,” dated December 31, 2024 and last updated as of January 30, 2025, filed with the Federal Financial Institutions Examination Council. Such call reports have been prepared from, and are in accordance with the books and records of the Bank and fairly present in all material respects the results of operations of the Bank for the period ended on December 31, 2024, subject to normal, year-end audit adjustments.

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(i)        Tax Matters. The Company and each of its Subsidiaries has (i) timely filed all material foreign, U.S. federal, state and local Tax Returns that are or were required to be filed, and all such Tax Returns are true, correct and complete in all material respects, (ii) paid all material Taxes required to be paid by it and any other material assessment, fine or penalty levied against it, whether or not shown or determined to be due on such Tax Returns, other than any such amounts (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) timely withheld, collected or deposited as the case may be all material Taxes (determined both individually and in the aggregate) required to be withheld, collected or deposited by it, and to the extent required, have been paid to the relevant taxing authority in accordance with applicable Law; and (iv) complied with all applicable information reporting requirements related to Taxes in all material respects. Neither the Company nor any Subsidiary (i) is subject to any outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or any of its Subsidiaries either within the Company’s Knowledge or claimed, pending or raised by an authority in writing; (ii) is a party to, bound by or otherwise subject to any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement (other than an agreement, similar contract or arrangement to which only the Company and its Subsidiaries are parties); (iii) has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011- 4(b)(2); or (iv) has any liability for Taxes of any Person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise.

No claim has been made by a tax authority in a jurisdiction where the Company or any Subsidiary does not pay Taxes or file Tax Returns asserting that the Company or any Subsidiary is or may be subject to Taxes assessed by such jurisdiction. Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing as a result of any: (1) installment sale or other open transaction disposition made on or prior to the Closing; (2) prepaid amount received on or prior to the Closing; (3) written and legally binding agreement with a Governmental Entity relating to taxes for any taxable period ending on or before the Closing; (4) change in method of accounting in any taxable period ending on or before the Closing; or (5) election under Section 108(i) of the Code. The Tax attributes of the Company and its Subsidiaries, currently subject to limitation under Section 382 of the Code, have been fairly valued within the recorded net assets of the Company. Based on the market value of the Company as of the date of this Agreement, in the event that the consummation of the transactions contemplated by this Agreement would cause the Company and its Subsidiaries to experience an “ownership change” under Section 382 of the Code, such ownership change would not impair the Tax attributes currently recorded within the net assets of the Company.

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(j)        Material Changes. Since the date of the latest financial statements included within the Company Financial Statements, and except as set forth in Schedule 3.1(j), (i) there have been no events, occurrences, or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company and its Subsidiaries have not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company Financial Statements pursuant to GAAP, (iii) the Company and its Subsidiaries have not altered materially their method of accounting or the manner in which they keep their accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company and its Subsidiaries have not issued any equity to any Person, (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company or any of its Subsidiaries under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject, and (vii) there has not been a material increase in the aggregate dollar amount of (A) the Bank’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on and in respect to the Company Financial Statements. Since the date(s) the Company afforded the Purchasers (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, and (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, prospects, and any potential transactions sufficient to enable it to evaluate its investment, there have been no events, occurrences, or developments that have materially affected or would reasonably be expected to materially affect, either individually or in the aggregate, the information as presented to the Purchasers in connection with the offering of the Shares.

(k)        Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is or has been in violation of any Law of any Governmental Entity relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) is or has been liable for any off-site disposal or contamination pursuant to any Environmental Laws, (iii) owns or operates, or owned or operated any real property contaminated with any substance that is in violation of any Environmental Laws or (iv) is or has been subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to be material to the Company or any of its Subsidiaries; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim. Except as would not be material to the Company or any of its Subsidiaries, there are and have been no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving the Company or any of its Subsidiaries, or any currently or formerly owned or operated property of the Company or any of its Subsidiaries, that could reasonably be expected to result in any claim, liability, investigation, cost or restriction against the Company or any of its Subsidiaries, or result in any restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any currently owned property of the Company or any of its Subsidiaries.

(l)        Litigation. There is, and since December 31, 2022 has been, no Action pending or, to the Company’s Knowledge, threatened, which (i) adversely affects or challenges the legality, validity, or enforceability of any of the Transaction Documents, the issuance of Purchased Shares pursuant to this Agreement and the other Transaction Documents, or the conversion of the Series A Preferred Shares into the Underlying Shares, or (ii) is reasonably likely to be material to the Company or any Subsidiary, individually or in the aggregate, if there were an unfavorable decision, and, to the Company’s Knowledge, there is no indication that such matters are reasonably likely to arise on or prior to the Closing. Except as set forth in Schedule 3.1(l), neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director or officer thereof with respect to such director’s or officer’s service to or on behalf of the Company, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty, nor is any Action, to the Company’s Knowledge, currently threatened. There is no Action by the Company or any Subsidiary pending or which the Company or any Subsidiary intends to initiate (other than collection or similar claims in the ordinary course of business). There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act. There are, and since December 31, 2022 have been, no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to be material to the Company or any Subsidiary.

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(m)        Employment Matters. Except as set forth on Schedule 3.1(m), no labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or any Subsidiary that would be, or would reasonably be expected to be, material to the Company or any of its Subsidiaries. None of the employees of the Company or any Subsidiary is a member of a union that relates to such employee’s relationship with the Company or any Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, there is no activity involving any of the employees of the Company or any of its Subsidiaries seeking to certify a collective bargaining unit or similar organization. To the Company’s Knowledge, no executive officer is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and each of its Subsidiaries are and at all times since December 31, 2022 have been in compliance in all material respects with all Laws and regulations relating to employment and employment practices, immigration, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be material to the Company or any of its Subsidiaries. No material employee has given notice to the Company or any of its Subsidiaries of his or her intent to terminate his or her employment or service relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries are and at all times since December 31, 2022 have been in material compliance with all Laws concerning the classification of employees and independent contractors and have properly classified all such individuals for purposes of participation in employee benefit plans.

(n)        Compliance. Except as set forth on Schedule 3.1(n), neither the Company nor any of its Subsidiaries (i) are, and since December 31, 2022 have not been, in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) are, and since December 31, 2022 have not been, in violation of any order of which the Company has been made aware in writing of any court, arbitrator, or governmental body having jurisdiction over the Company or its Subsidiaries or their respective properties or assets, (iii) are, and since December 31, 2022 have not been, in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy, guideline, or order of any Governmental Entity or self-regulatory organization (including the Principal Trading Market), applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not reasonably be or have been expected to be material to the Company or any of its Subsidiaries.

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(o)        Regulatory Permits. The Company and each of its Subsidiaries possess, and have possessed since December 31, 2022, all required certificates, authorizations, consents, licenses, franchises, variances, exceptions, orders, approvals and permits issued by the appropriate Governmental Entities with respect to the Company and its Subsidiaries’ business, except where the failure to possess such certificates, authorizations, consents, or permits, individually or in the aggregate, has not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of Proceedings relating to the revocation or material adverse modification of any such Material Permits, and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(p)        Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens, except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries. No notice of a claim of default by any party to any lease entered into by the Company or any of its Subsidiaries has been delivered to either the Company or any of its Subsidiaries or is now pending, and there does not exist any event or circumstance that with notice or passing of time, or both, would constitute a default or excuse performance by any party thereto. None of the owned or leased premises or properties of the Company or any of its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by the Company or any of its Subsidiaries, as the case may be.

(q)        Intellectual Property; Data Security. The Company and its Subsidiaries own, possess, license, or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how, and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted free and clear of all Liens and such Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company’s or its Subsidiaries’ use of, or rights to, such Intellectual Property, except where the failure to own, possess, license, or have such rights would not have or reasonably be expected to be material to the Company or any of its Subsidiaries. Except where such violations or infringements would not be material to the Company or any of its Subsidiaries, (i) there are no rights of third parties to any such owned Intellectual Property, (ii) to the Company’s Knowledge, there is and has been no infringement by third parties of any such Intellectual Property, (iii) there is no pending or, to the Company’s Knowledge, threatened Proceeding by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property, (iv) there is and since December 31, 2022 has been no pending or, to the Company’s Knowledge, threatened Proceeding by others challenging the validity or scope of any such Intellectual Property, and (v) there is and since December 31, 2022 has been no pending or, to the Company’s Knowledge, threatened Proceeding by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret, or other proprietary rights of others. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (A) the Company and its Subsidiaries are and at all times since December 31, 2022 have been in compliance in all material respects with all applicable Laws related to data privacy and data security, including the Gramm-Leach- Bliley Act and (B) there has been no material loss or theft of data or security breach or unauthorized access or use relating to data (including Personally Identifiable Information) in the possession, custody or control of the Company, the Bank or any of its other Subsidiaries. (1) No claims have been asserted or, to the Company’s Knowledge, threatened in writing against the Company or any of its Subsidiaries relating to data security, privacy, or the storage, transfer, use or processing of data (including Personally Identifiable Information), and (2) to the Company’s Knowledge, the Company and its Subsidiaries are not, and since December 31, 2022 have not been, the subject of any audits, investigations or other inquiries or Proceedings relating to data security, privacy, or the storage, transfer, use or processing of data (including Personally Identifiable Information) from any Governmental Entity, in the case of clause (1) or clause (2).

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(r)        Insurance. The Company and each of the Subsidiaries are, and following the Closing Date will remain, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses and locations in which and where the Company and its Subsidiaries are engaged. The Company and its Subsidiaries have not been refused any insurance coverage sought or applied for since December 31, 2022, and the Company and its Subsidiaries do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not be material to the Company or any of its Subsidiaries. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be materially higher than their existing insurance coverage. The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with financially sound and reputable insurance companies with benefits and levels of coverage as disclosed in Schedule 3.1(r), (ii) has timely paid all premiums on such policies, and (iii) there has been no lapse in coverage during the term of such policies.

(s)        Transactions With Affiliates and Employees. Except for the applicable Transaction Documents with the Lead Party and as set forth in Schedule 3.1(s), none of the Affiliates, officers or directors of the Company or any Subsidiary and, to the Company’s Knowledge, none of the employees of the Company or any Subsidiary, is presently a party to any transaction with the Company or any Subsidiary or to a presently contemplated transaction (other than for services as employees, officers, and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(t)        Internal Control Over Financial Reporting. The Company and its Subsidiaries maintain internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and have disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s independent registered public accounting firm and the audit committee of the Board (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since December 31, 2022, (i) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company, its Subsidiaries or any of its officers, directors, employees or agents to the Board or any committee thereof or to any director or officer of the Company or any of its Subsidiaries. To the Company’s Knowledge, since September 30, 2024, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(u)        Certain Fees. Except as set forth in Schedule 3.1(u), no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Company, any Subsidiary or any Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of the Company or any Subsidiary.

(v)        Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Questionnaires, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.

(w)        Registration Rights. Other than as set forth in the Registration Rights Agreement or as set forth in Schedule 3.1(w), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x)        No Objections. None of the Federal Reserve, the FDIC or the OCC has issued any order or taken any similar action preventing or suspending the issuance or sale of the Purchased Shares to the Purchasers. The Company and the Bank have filed, and will continue to file, with the Federal Reserve, the FDIC and the OCC, as applicable, any and all materials required to be filed by the Company or the Bank in connection with the issuance and sale of the Securities.

(y)        No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby.

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(z)        Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and neither the Company nor any Subsidiary sponsors any person that is such an investment company.

(aa) Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any directors, officers, employees, agents, or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to foreign or domestic political activity, (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) violated any provision of the Foreign Corrupt Practices Act of 1977, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other material unlawful payment to any foreign or domestic government official or employee.

(bb) Application of Takeover Protections; Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its Common Stock or a Change in Control of the Company. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision under the Certificate of Incorporation or other organizational documents or the Laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Purchased Shares (each, a “Takeover Law”).

(cc) [Reserved].

(dd) No Undisclosed Liabilities. There are no material liabilities or obligations of the Company or any of the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable, or otherwise, except for (i) liabilities appropriately reflected or reserved against in accordance with GAAP in the Company’s audited balance sheet or that are otherwise disclosed in the footnotes to the financial statements for the year ended December 31, 2023, and (ii) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2022.

(ee) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any of its Subsidiaries) and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Company Financial Statements and is not so disclosed.

(ff) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Shares.

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(gg) Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Shares.

(hh) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate, or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly use the proceeds of the sale of the Purchased Shares towards any sales or operations in Cuba, Iran, Syria, Sudan or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ii)        Money Laundering Laws. Except as set forth in Schedule 3.1(ii), the operations of each of the Company and any Subsidiary are in compliance in all material respects with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Entity, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

(jj) No Additional Agreements. The Company has no agreements or understandings (including, without limitation, side letters) with any Person to purchase shares of Common Stock or Series A Preferred Stock on terms more favorable to such Person than as set forth herein, other than Transaction Documents to be entered into with the Lead Party and Co-Lead Investors on or prior to the Closing Date. Under the Transaction Documents, all Purchasers are paying the same Purchase Price, provided, however, that the Lead Party and Co-Lead Investors may receive rights to Board representation, and the Lead Party may receive the reimbursement for such Lead Party’s due diligence, legal and other expenses.

(kk) Reports, Registrations and Statements. Since December 31, 2022, the Company and each Subsidiary have filed all material reports, registrations, documents, filings, submissions and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the FDIC, the OCC and any other applicable foreign, federal or state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or the applicable Subsidiary, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the OCC and any other applicable foreign, federal, or state securities or banking authorities, as the case may be.

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(ll) Regulatory Capitalization. As of December 31, 2024, the Bank was considered “less than well capitalized” under the OCC’s regulatory framework for prompt corrective action (12 C.F.R. § 6.4).

(mm) Intentionally omitted.

(nn) Compliance with Certain Banking Regulations. To the Company’s Knowledge, the Bank is in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or has not been assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” (ii) is not operating in violation, in any material respect, of the Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering Law, (iii) is in satisfactory compliance, in any material respect, with the Home Mortgage Disclosure Act, the Fair Housing Act, the Equal Credit Opportunity Act, the Flood Disaster Protection Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the regulations promulgated thereunder, or (iv) is in satisfactory compliance, in all material respects, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy Laws as well as the provisions of all information security programs adopted by the Bank or the Company.

(oo)        No General Solicitation or General Advertising. Neither the Company nor, to the Company’s Knowledge, any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares pursuant to this Agreement and the other Transaction Documents.

(pp) Loan Portfolio.

(i)                 Except as would not reasonably be expected to be material to the Company or any of its Subsidiaries, or materially delay or materially impair the consummation of the transactions contemplated hereby, each written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) of the Company or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of the Company or its Subsidiaries as secured Loans, has been secured by valid Liens, which have been perfected, (iii) to the knowledge of the Company, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions and (iv) was solicited and originated, and is and has been administered and, where applicable, serviced, in all material respects in accordance with the written underwriting standards of the Company and its Subsidiaries, as applicable, and with all applicable laws, statutes, orders, rules, regulations, policies and guidelines of any Governmental Entity;

(ii)               None of the agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default (other than early payment defaults) by the obligor on any such Loan;

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(iii)             Except as set forth in Schedule 3.1(pp)(iii), neither the Company nor any of its Subsidiaries is now, nor has it ever been since January 1, 2022, subject to any material fine, suspension, settlement or other administrative agreement or sanction by any Governmental Entity relating to the origination, sale or servicing of mortgage, commercial or consumer Loans;

(iv)              All Loans which are classified as “Insider Transactions” by Regulation O of the Federal Reserve have been made by Company and its Subsidiaries in an arm’s-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectability or present other unfavorable features;

(v)                To the knowledge of the Company, neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Loan to which it is a party (whether incurred or provided thereby) or by which it is bound or to which any of its property or assets is subject, except for such defaults that would not result in a Material Adverse Effect on the Company;

(vi)              Other than as may not be reasonably expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has complied with in all material respects, and all documentation in connection with the origination, processing, underwriting and credit approval of any Loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied in all material respects, (A) all applicable Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing or filing of claims in connection with Loans, including all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending Laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to Loans set forth in any contract or agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, (D) the terms and provisions of any mortgage or other collateral documents and other Loan documents with respect to each Loan and (E) the underwriting guidelines and other loan policies and procedures of the Company or its applicable Subsidiary;

(vii)            Since December 31, 2022, no Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to Loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of Loan servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor Loan quality or concern with respect to the Company’s or any of its Subsidiary’s compliance with Laws; and

(viii)          Except as set forth in Schedule 3.1(pp)(viii), the characteristics of the loan portfolio of the Company have not materially changed from the characteristics of the loan portfolio of the Company as of December 31, 2022; and reserves for loan losses in such loan portfolio are adequate and determined in accordance with GAAP and applicable regulatory standards.

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For purposes of this Section 3.1(pp): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Government National Mortgage Association, the Rural Housing Service of the U.S. Department of Agriculture or any other Governmental Entity with authority to (i) determine any investment, origination, lending or servicing requirements with regard to Loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service Loans, or otherwise promote lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any Loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such Loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the Loan holder all or any portion of the risk of loss upon borrower default on any of the Loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such Loans or the related collateral.

(qq) Risk Management Instruments. Except as set forth in Schedule 3.1(qq), the Company and the Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by companies of similar size and in similar lines of business as the Company and the Subsidiaries. Except as would not reasonably be expected to be material to the Company or any of its Subsidiaries, since December 31, 2022, all derivative instruments, including, swaps, caps, floors, and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all respects with all applicable Laws, and (3) with counterparties believed to be financially responsible at the time, and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(rr) Company Benefit Plans.

(i)        “Benefit Plan” means all material employee benefit plans, programs, agreements, contracts, policies, practices, or other arrangements providing benefits to any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute or is party, whether or not written, including any material “employee welfare benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option or equity award, equity-based severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy. Each Benefit Plan is listed on Schedule 3.1(rr)(i). True and complete copies of all Benefit Plans listed on Schedule 3.1(rr)(i) have been made available to the Purchasers prior to the date hereof.

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(ii)        With respect to each Benefit Plan, (A) the Company and its Subsidiaries have complied, and are now in compliance in all material respects with the applicable provisions of ERISA, and the Code and all other Laws and regulations applicable to such Benefit Plan and (B) each Benefit Plan has been administered in all material respects in accordance with its terms. Except as would not reasonably be expected to be material to the Company or any of its Subsidiaries, none of the Company or any of its Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability as a result of a complete or partial withdrawal from a multiemployer plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full. “ERISA Affiliate” means any entity, trade or business, whether or not incorporated, which together with the Company and its Subsidiaries, would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

(iii)        Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code is so qualified, has received a favorable determination letter from the Internal Revenue Service (the “IRS”) and, to the Company’s Knowledge, nothing has occurred, whether by action or failure to act, that could likely result in revocation of any such favorable determination or opinion letter or the loss of the qualification of such Benefit Plan under Section 401(a) of the Code. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a material tax or material penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

(iv)        Except as set forth on Schedule 3.1(rr)(iv), neither the Company, any of its Subsidiaries nor any ERISA Affiliate (A) sponsors, maintains or contributes to or has within the past six years sponsored, maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (B) sponsors, maintains or has any liability with respect to or an obligation to contribute to or has within the past six years sponsored, maintained, had any liability with respect to, or had an obligation to contribute to a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(v)        None of the execution and delivery of this Agreement, the issuance of Purchased Shares, nor the consummation of the transactions contemplated hereby will, whether alone or in connection with another event, (A) constitute a “change in control” or “change of control” within the meaning of any Benefit Plan or result in any material payment or benefit (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries from the Company or any of its Subsidiaries under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, any employment or change in control agreements, (B) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code, (C) materially increase any compensation or benefits otherwise payable under any Benefit Plan, (D) result in any acceleration of the time of payment or vesting of any such benefits, (E) require the funding or increase in the funding of any such benefits, or (F) result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

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(vi)        There is no material pending or, to the Company’s Knowledge, threatened, litigation relating to the Benefit Plans (other than claims for benefits in the ordinary course). Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and its Subsidiaries.

(vii)        Except as would not reasonably be expected to be material to the Company and except for liabilities fully reserved for or identified in the Company Financial Statements, there are no pending or, to the Company’s Knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against (A) the Benefit Plans, (B) any fiduciaries thereof with respect to their duties to the Benefit Plans, or (C) the assets of any of the trusts under any of the Benefit Plans.

(ss) Assets. To the Company’s Knowledge, the amount of reserves and allowances for credit losses and other nonperforming assets, as set forth in the Bank’s call report dated December 31, 2024 and last updated as of January 30, 2025, were appropriately established in accordance with GAAP and applicable regulatory guidance as of the date of such call report, and such belief is reasonable under all the facts and circumstances known to the Company and Bank.

(tt) No Change in Control. Except as set forth in Schedule 3.1(tt), neither the Company nor any of its Subsidiaries is a party to any employment, Change in Control, severance, or other compensatory agreement or any benefit plan pursuant to which the issuance of the Shares to the Purchasers as contemplated by this Agreement would trigger a “change of control” or other similar provision in any of the agreements, which results in payments to the counterparty or the acceleration of vesting of benefits.

(uu) Common Control. The Company is not and, after giving effect to the offering and sale of the Shares, will not be under the control (as defined in the BHCA and the Federal Reserve’s Regulation Y (12 C.F.R. Part 225) (“BHCA Control”)) of any company (as defined in the BHCA and the Federal Reserve’s Regulation Y). The Company is not in BHCA Control of any federally insured depository institution other than the Bank. The Bank is not under the BHCA Control of any company (as defined in the BHCA and the Federal Reserve’s Regulation Y) other than Company. Except for the Company’s ownership interest in the Bank, neither the Company nor the Bank controls, in the aggregate, 5% or more of the outstanding shares of any class of voting securities, directly or indirectly, of any federally insured depository institution. The Bank is not subject to the liability of any commonly controlled depository institution pursuant to Section 5(e) of the Federal Deposit Insurance Act (12 U.S.C. § 1815(e)).

(vv) Material Contracts. The Company has made available to each Purchaser or its respective representatives, prior to the date hereof, true, correct, and complete copies of, and listed on Schedule 3.1(vv), each Material Contract to which the Company or any of its Subsidiaries is a party or subject (whether written or oral, express or implied) as of the date of this Agreement. Each Material Contract is a valid and binding obligation of the Company or any of its Subsidiaries (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract, except for such failures to be valid and binding as, individually or in the aggregate, would not reasonably be expected to be material to the Company or any of its Subsidiaries. Each such Material Contract is enforceable against the Company or any of its Subsidiaries (as applicable) that is a party thereto and, to the Company’s Knowledge, each other party to such Material Contract in accordance with its terms (subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding of law or at equity), except for such failures to be enforceable as, individually or in the aggregate, would not reasonably be expected to be material to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any other party to a Material Contract, is in material default or material breach of a Material Contract and there does not exist any event, condition or omission that would constitute such a default or breach (whether by lapse of time or notice or both), in each case, except as, individually or in the aggregate, would not reasonably be expected to be material to the Company or any of its Subsidiaries.

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(ww) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as defined below) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s Knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company, any predecessor or affiliate of the Company, any director, executive officer, other officer participating in the offering, general partner or managing member of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares, and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(xx)        Knowledge as to Conditions. To the Company’s Knowledge, there is no reason why it would be reasonable to expect that any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents will not be obtained.

(yy) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(zz) Full Disclosure. Subject to Section 6.20 of this Agreement, to the Company’s Knowledge, no representation or warranty made by the Company in this Agreement and the other Transaction Documents, and no statement contained in the Disclosure Schedules hereto, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(bbb) No Other Representations or Warranties. The Company has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1. In particular, without limiting the foregoing disclaimer, neither the Company or any of its Subsidiaries nor any other person makes or has made any representation or warranty to the Purchaser or any of its Affiliates or representatives, except for the representations and warranties made by the Company in this Article III, with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, the Bank or any of the Company’s other Subsidiaries or their respective businesses or (ii) any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

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Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date of this Agreement and as of the Closing Date to the Company as follows:

(a)        Organization; Authority. If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser, and no further approval or authorization by any of such persons, as the case may be, is required. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar Laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)        No Conflicts. The execution, delivery, and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which such Purchaser is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment, or decree (including federal and state securities Laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)        Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities Laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities Laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan, or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity. Such Purchaser is not a registered broker dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker dealer.

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(d)        Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit B, and the information contained therein is complete and accurate as of the date thereof, as of the date hereof, and as of the Closing Date.

(e)        Residency. Such Purchaser’s office in which its investment decision with respect to the Securities was made is located at the address for such Purchaser set forth under such Purchaser’s name on the signature page hereof.

(f)        Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Such Purchaser is capable of protecting its own interests in connection with this investment and has experience as an investor in securities of companies like the Company. Such Purchaser is able to hold the Securities indefinitely if required, is able to bear the economic risk of an investment in the Securities, and, at the present time, is able to afford a complete loss of such investment. Further, Purchaser understands that no representation is being made as to the future trading value or trading volume of the Securities.

(g)        Access to Information. Such Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, management and representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities and any such questions have been answered to such Purchaser’s reasonable satisfaction; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management, and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser has received all information it deems appropriate for assessing the risk of an investment in the Securities. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the representations and warranties contained in the Transaction Documents. Purchaser acknowledges that the Company has not made any representation, express or implied, with respect to the accuracy, completeness, or adequacy of any available information except that the Company has made the express representations and warranties contained in Section 3.1 of this Agreement,

(h)        Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to invest in the Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of the Company (or any of its agents, counsel, or Affiliates) or any other Purchaser or other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the investment in the Securities constitutes legal, regulatory, tax, or investment advice. Such Purchaser has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its investment in the Securities. Such Purchaser has not relied on the business, legal, or regulatory advice of the Company’s agents, counsel, or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

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(i)        Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements, and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(j)        No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. Such Purchaser understands that the Securities are not savings accounts, deposits or other obligations of any bank and are not insured by the FDIC, including the FDIC’s Deposit Insurance Fund, or any other governmental entity.

(k)        Trading. Such Purchaser acknowledges that there is a limited trading market for the Common Stock and that there will be no trading market for the Series A Preferred Stock.

(l)        Knowledge as to Conditions. Such Purchaser does not know of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained, solely with respect to facts or circumstances related to such Purchaser.

(m)        Reliance. The Company will be entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to (i) any Governmental Entity having jurisdiction over the Company and its Affiliates, and (ii) any interested party in any Proceeding with respect to the matters covered hereby, in each case, to the extent required by any Governmental Entity to which the Company is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure to the extent practicable and allowed by applicable Law.

(n)        Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon the Company, any Subsidiary of the Company, or any Purchaser for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of such Purchaser.

(o)        No General Solicitation. Such Purchaser is not investing in the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other form of “general solicitation” or “general advertising” (as such terms are used in Regulation D).

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(p)        No Agreements. Such Purchaser has not entered into any agreements with shareholders of the Company or other subscribers (i) for the purpose of controlling the Company or any Subsidiary or (ii) regarding voting or transferring Purchaser’s interest in the Company.

(p)        Antitrust and Other Consents, Filings, Etc. Assuming the accuracy of the Company’s representations and warranties regarding its capitalization, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Entity or authority or any other person or entity in respect of any law or regulation, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, is necessary or required to be obtained or made by such Purchaser, and no lapse of a waiting period under law applicable to such Purchaser is necessary or required, in each case in connection with the execution, delivery, or performance by such Purchaser of this Agreement or the investment in the Securities contemplated hereby, other than passivity or anti-association commitments or other documentation that may be required by the Federal Reserve or other federal or state banking authority and except for such schedules or statements required to be filed with the Commission pursuant to Regulation 13D-G of the Exchange Act.

(q)        Financial Capability. At the Closing, such Purchaser shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(r)        Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Securities and other activities with respect to the Securities by the Purchasers.

(s)       Beneficial Ownership. Subject to the accuracy of the Company’s representation in Section 3.1(g), the purchase by such Purchaser of the Securities issuable to it at the Closing will not result in such Purchaser (including its Affiliates or any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the BHC Act or the CIBC Act) acquiring, or obtaining the right to acquire, more than 9.99% of the outstanding shares of Common Stock or the voting securities of the Company or such amount of the voting securities and/or nonvoting securities of the Company that would constitute “control” under the BHC Act or the CIBC Act on a post transaction basis that assumes that such Closing shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), more than 9.99% of the outstanding shares of Common Stock or the voting securities of Company or such amount of the voting securities and/or nonvoting securities of the Company that would constitute “control” under the BHC Act or the CIBC Act of the Company on a post transaction basis that assumes that such Closing shall have occurred.

(t)       No Other Representation. Such Purchaser has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Transfer Restrictions.

(a)        Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Purchased Shares and the Underlying Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities Laws. In connection with any transfer of the Purchased Shares or Underlying Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such Securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement, if applicable, with respect to such transferred Shares.

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(b)        Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c) or applicable Law:

THE ISSUANCE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).

(c)        Removal of Legends. Upon the request of the holder, the restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate or book entry shares without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company, upon the written request of the holder, shall instruct the Transfer Agent to remove the legend from the Securities and shall use its reasonable best efforts to cause its counsel to issue any legend removal opinion required by the Transfer Agent within five (5) Business Days of such written request. Any fees (with respect to the Company or the Transfer Agent, attorneys’ fees or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will (A) remove all restrictive legends from shares that are held in book entry form and (B) no later than five (5) Trading Days following the delivery by a Purchaser to the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a) deliver or cause to be delivered to Purchaser a certificate representing such Securities that is free from all restrictive legends. Except to the extent required by Law, the Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c).

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(d)        The Company shall cooperate, in accordance with reasonable and customary business practices with any and all transfers, whether by direct or indirect sale, assignment, award, confirmation, distribution, bequest, donation, trust, pledge, encumbrance, hypothecation or other transfer or disposition, for consideration or otherwise, whether voluntarily or involuntarily, by operation of law or otherwise, by the Purchasers or any of their respective successors and assigns of the Shares and other shares of Common Stock such party may beneficially own prior to or subsequent to the date hereof.

Section 4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional (except as otherwise set forth herein), absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

Section 4.3 Directors’ and Officers’ Insurance. For a period of six (6) years after the Closing Date, the Company shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided, that the Company may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims against the present and former officers and directors of the Company or any of its Subsidiaries arising from facts or events which occurred at or before the Closing Date (including the transactions contemplated by this Agreement).

Section 4.4 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Purchased Shares as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Purchased Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares required under applicable securities or “Blue Sky” Laws of the states of the United States following the Closing Date.

Section 4.5 No Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Purchased Shares in a manner that would require the registration under the Securities Act of the sale of the Purchased Shares to the Purchasers.

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Section 4.6 Intentionally omitted.

Section 4.7 Indemnification.

(a)        Indemnification of Purchasers. In addition to any other indemnity provided in the Transaction Documents, if applicable, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, agents, and investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees, agents, or investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of (i) any material breach of any of the representations, warranties, covenants, or agreements made by the Company in this Agreement or in the other Transaction Documents; provided, however, that the Purchaser Party must notify the Company of such breach that constitutes a material breach that the Purchaser Party maintains would trigger the indemnification rights and claims outlined in this paragraph within thirty (30) days of knowledge of such breach; (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement; and (iii) any action or investigation instituted against a Purchaser Party in any capacity, or any of them, by any Governmental Entity, with respect to any of the transactions contemplated by this Agreement. Any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to purchase price for Tax purposes, except as otherwise required by Law or deemed impermissible under GAAP. Such payment shall not result in an adjustment to the value of the original investment reported by the Company under GAAP.

(b)        Third Party Claims. Promptly after receipt by any Purchaser Party (each, an “Indemnified Party”) of notice of any demand, claim, or circumstances which would or might give rise to a claim or the commencement of any Action in respect of which indemnity may be sought pursuant to Section 4.7(a), such Indemnified Party shall promptly notify the Company in writing and the Company may assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Party so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such Action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Company and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the Company shall have failed promptly to assume the defense of such Action and to employ counsel reasonably satisfactory to such Indemnified Party in such Action, or (iii) in the reasonable judgment of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys (plus local counsel, if reasonably necessary) at any time for each group of Affiliated Indemnified Parties. The Company shall not be liable for any settlement of any Action effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Party, the Company shall not effect any settlement of any pending or threatened Action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such Action.

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(c)                Sole and Exclusive Remedy. The indemnity provided for in this Section 4.7 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud or willful misconduct by any other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.

Section 4.8 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder for general corporate purposes, which may include working capital, capital expenditures, and the contribution of a material portion of the proceeds to the Bank, as additional capital.

Section 4.9 Limitation on Beneficial Ownership. No Purchaser (and its Affiliates or any other Persons with which it is acting in concert) shall be entitled to purchase a number of Common Shares that would result in such Purchaser becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) at the Closing of more than 9.99% of the number of shares of the Company’s voting securities issued and outstanding.

Section 4.10 Anti-Takeover Matters. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated or permitted by this Agreement, the Company and the Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated or permitted by this Agreement and the other Transaction Documents may be consummated, as promptly as practicable, on the terms contemplated by this Agreement and the other Transaction Documents, as the case may be, and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated or permitted by this Agreement and the other Transaction Documents.

Section 4.11 No Additional Issuances. Between the date of this Agreement and the Closing Date, except for the Shares being issued pursuant to this Agreement and Transaction Documents with other Purchasers, the Company shall not issue or agree to issue any additional shares of Common Stock or other securities that provide the holder thereof the right to convert such securities into, or acquire, shares of Common Stock. For the avoidance of doubt, nothing in this Section 4.11 shall restrict the Company from issuing securities in response or pursuant to an order or directive by the Federal Reserve with respect to capital adequacy.

Section 4.12 Conduct of Business Pending Closing. From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as contemplated or permitted by this Agreement (including as set forth in the Disclosure Schedules), required by Law or as consented to in writing by the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed) the Company will, and will cause its Subsidiaries, to operate their business in the ordinary course of business consistent with past practice and to use commercially reasonable efforts to preserve intact the current business organization of the Company, to retain the services of their officers, employees, consultants and agents, preserve its rights and permits issued by governmental authorities, preserve the current relationships of the Company and its Subsidiaries with material customers and other Persons with whom the Company and its Subsidiaries have and intend to maintain significant relations and maintain all of its operating assets in their current condition (normal wear and tear excepted), and not take any action that would reasonably be expected to have a Material Adverse Effect.

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Section 4.13 Avoidance of Control.

(a)        Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its Affiliates (as such term is used under the BHCA)) shall have the ability to purchase or exercise any voting rights of any securities in excess of 9.99% of the outstanding shares of any class of voting securities of the Company.

(b)        Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Purchaser is not given the right to participate in such redemption, repurchase, rescission, or recapitalization to the extent of such Purchaser’s pro rata proportion) that would reasonably be expected to pose a substantial risk that (a) a Purchaser’s equity securities of the Company (together with equity securities owned by such Purchaser’s affiliates (as such term is used under the BHCA) would exceed 33.3% of the Company’s total equity or (b) a Purchaser’s ownership of any class of voting securities of the Company (together with the ownership by such Purchaser’s affiliates (as such term is used under the BHCA) of voting securities of the Company) would (i) exceed 9.99%, in each case without the prior written consent of such Purchaser and receipt of any required Bank Regulatory Approvals, or (ii) increase to an amount that would constitute “control” under the BHCA, the CIBC Act, any applicable provisions of the Laws of the State of Connecticut, or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause such Purchaser to “control” the Company under and for purposes of the BHCA, the CIBC Act, any applicable provisions of the Laws of the State of Connecticut, or any rules or regulations promulgated thereunder (or any successor provisions). Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its respective Affiliates (as such term is used under the BHCA)) shall have the ability to purchase more than 33.3% of the Company’s total equity or exercise any voting rights of any class of securities in excess of 9.99% of any outstanding class of voting securities of the Company.

(c)       In the event either the Company or any Purchaser breaches its obligations under this Section 4.13, or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other party hereto and shall cooperate in good faith with such other party to promptly modify any ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach; provided that no such modification shall require any Purchaser to increase or decrease its ownership interest in the Company without the consent of such other Purchaser.

Section 4.14 No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchasers will not trigger a “change of control” or other similar provision in any Material Contracts and any employment, “change in control,” severance or other employee or director compensation agreements or any benefit plan of the Company or any of its Subsidiaries, which results in payments to the counterparty or the acceleration of vesting of benefits. Prior to Closing, the Company shall not and shall not agree to, enter into or entered into (A) any agreement or transaction in order to raise capital, or (B) any transaction that resulted in, or would result in if consummated, a Change in Control of the Company, in each case, other than in connection with the transactions contemplated by the Transaction Documents with the Purchasers.

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Section 4.15 Reporting Obligations. For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company will use its reasonable best efforts to timely file with the Commission (or obtain extensions in respect thereof and file within the applicable grace period) such reports and information required to be filed by it under the Exchange Act. If the Company is not subject to such reporting requirements, it agrees to use reasonable best efforts to provide to each Purchaser quarterly unaudited financial statements for the first, second and third fiscal quarter, within 45 days of the end of each fiscal quarter, and annual audited financial statements, within 120 days of the end of each fiscal year.

Section 4.16 Filings; Other Actions. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, will reasonably cooperate and consult with the other and use commercially reasonable efforts to provide all necessary and customary information and data, to prepare and file all necessary and customary documentation, to effect all necessary and customary applications, notices, petitions, filings and other documents, to provide evidence of non-control of the Company and the Bank, as requested by the applicable Governmental Entity, including executing and delivering to the applicable Governmental Entities customary passivity commitments, disassociation commitments, and commitments not to act in concert, with respect to the Company or the Bank, and to obtain all necessary and customary permits, consents, orders, approvals, and authorizations of, or any exemption by, all third parties and Governmental Entities, in each case, (i) necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement, in each case required by it, and (ii) with respect to a Purchaser, to the extent typically provided by such Purchaser to such third parties or Governmental Entities, as applicable, under such Purchaser’s policies consistently applied, to the extent such Purchaser has such policies, and subject to such confidentiality requests as such Purchaser may reasonably seek. Each of the parties hereto shall execute and deliver both before and after the Closing such further certificates, agreements, and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 4.16. Each Purchaser, with respect to itself only, and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information (other than confidential information related to such Purchaser and any of its respective Affiliates), which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement; provided that (i) for the avoidance of doubt, no Purchaser shall have the right to review any such information relating to another Purchaser and (ii) a Purchaser shall not be required to disclose to the Company or any other Purchaser any information that is confidential and proprietary to such Purchaser, its Affiliates, its investment advisors, or its or their control persons or equity holders. In exercising the foregoing right, the parties hereto agree to act reasonably and as promptly as practicable. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, agrees to keep each other reasonably apprised of the status of matters referred to in this Section 4.16. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, shall promptly furnish each other with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement; provided, that the party delivering any such document may redact any confidential information contained therein or information that cannot be shared under applicable Laws. Notwithstanding anything in this Section 4.16 or elsewhere in this Agreement to the contrary, no Purchaser shall be required to provide to any Person pursuant to this Agreement any of its, its Affiliates’, its investment advisors’ or its or their control persons’ or equity holders’ nonpublic, proprietary, personal, or otherwise confidential information including the identities or financial condition of limited partners, shareholders, or non-managing members of such Purchaser or its Affiliates or their investment advisors. Notwithstanding anything to the contrary in this Section 4.16, no Purchaser shall be required to perform any of the above actions if such performance would constitute or could reasonably be expected to result in any restriction or condition that such Purchaser determines, in its reasonable good faith judgment, (i) is materially and unreasonably burdensome, or (ii) would reduce the benefits of the transactions contemplated hereby to such Purchaser to such a degree that such Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date of this Agreement (any such condition or restriction, a “Burdensome Condition”); for the avoidance of doubt, any requirement to disclose the identities or financial condition of limited partners, shareholders, or non-managing members of such Purchaser or its Affiliates or its investment advisers shall be deemed a Burdensome Condition unless otherwise determined by such Purchaser in its sole discretion.

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Section 4.17 Notice of Certain Events. Each party hereto shall promptly notify the other party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to the Closing that would constitute a violation or breach of the Transaction Documents (or a breach of any representation or warranty contained herein or therein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Section 5.1 or 5.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware that would have been required to have been disclosed pursuant to the terms of this Agreement had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof; provided that delivery of any notice pursuant to this Section 4.17 shall not modify the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

Section 4.18 Shareholder Litigation. The Company shall promptly inform the Purchasers of any Proceeding (“Shareholder Litigation”) against the Company, any of its Subsidiaries or any of the past or present executive officers or directors of the Company or any of its Subsidiaries that is threatened in writing or initiated by or on behalf of any shareholder of the Company in connection with or relating to the transactions contemplated hereby or by the Transaction Documents. The Company shall consult with the Purchasers and keep the Purchasers informed of all material filings and developments relating to any such Shareholder Litigation.

Section 4.19 Intentionally omitted.

Section 4.20 Intentionally omitted.

Section 4.21 Shareholder Approval.

(a)                The Company shall duly call, give notice of, establish a record date for, convene and hold its annual or special shareholders’ meeting (the “Shareholders’ Meeting”), for the purpose of, among other matters: (i) voting upon approval and adoption of the amended and restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”), which shall, inter alia, authorize the issuance of (x) up to 2,000,000,000 shares of common stock, of which 200,000,000 shares of Common Stock shall be designated as Non-Voting Common Stock, 1,800,000,000 shares shall be designated as voting Common Stock, each par value $0.01 per share, and (y) 200,000,000 shares shall be designated as preferred stock, without par value, which shall contain such rights, privileges and designations as the Board may from time to time designate, of which the Board shall designate such number of shares as necessary as non-voting non-cumulative perpetual convertible preferred stock with a liquidation value of $9.00 per share and which shall be convertible into Non-Voting Common Stock and/or voting Common Stock, as applicable, at a per share conversion price of $0.75 per share, subject to adjustment as provided in the Amended and Restated Certificate of Incorporation; (ii) if applicable, voting upon such approval as may be required by the applicable rules of the Principal Trading Market for issuances of the Securities, including, without limitation, the issuance in excess of the Exchange Cap; and (iii) voting upon the approval of the Omnibus Equity Incentive Plan to provide equity-based incentives to directors, officers, employees and consultants of the Company (collectively, the “Shareholder Approval”).

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(b)                The Company shall: (A) through its Board recommend to its shareholders the approval and adoption of the Amended and Restated Certificate of Incorporation, the approval to effect issuances in excess of the Exchange Cap, as applicable and the approval of the Omnibus Equity Incentive Plan (collectively, the “Company Recommendations”); (B) include such Company Recommendations in the proxy statement delivered to shareholders; and (C) use its reasonable best efforts to obtain the Shareholder Approval. Neither the Board nor any committee thereof shall withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to a Purchaser, the Company Recommendations or take any action, or make any public statement, filing or release inconsistent with the Company Recommendations. The Company shall adjourn or postpone the Shareholders’ Meeting, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. The Company shall also adjourn or postpone the Shareholders’ Meeting, if on the date of the Shareholders’ Meeting the Company has not received proxies representing a sufficient number of shares necessary to obtain the Shareholder Approval and, following such adjournment or postponement, the Company shall use its reasonable best efforts to solicit proxies representing a sufficient number of shares to obtain the Shareholder Approval. Following the first of either such adjournment or postponement, if requested by a Purchaser, the Company shall retain a proxy solicitor reasonably acceptable to, and on terms reasonably acceptable to, such Purchaser in connection with obtaining the Shareholder Approval.

(c) After obtaining the Shareholder Approval, the Company shall as promptly as reasonably practical, file the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Connecticut, as required by applicable Law and provide each Purchaser a certificate from the Secretary of State of the State of Connecticut evidencing that the Amended and Restated Certificate of Incorporation is in full force and effect as of a date within five (5) Business Days after the date of the Shareholders’ Meeting.

Section 4.22 Principal Market Regulation. The Company shall not issue any shares of Common Stock if the issuance of such shares of Common Stock (taken together with each issuance of such shares of Common Stock (x) upon the conversion of the Series A Preferred Shares in accordance with the Certificate of Incorporation or otherwise and (y) upon the conversion of the Non-Voting Common Stock in accordance with the Certificate of Incorporation or otherwise) would exceed 19.9% of the total outstanding shares of Common Stock of the Company, or more than 19.9% of the total voting power of the Company’s securities, in each case immediately preceding the issuance of the Shares pursuant to this Agreement (the number of shares which may be issued without violating such limitation, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains (A) the approval of its shareholders as required by the applicable rules of the Principal Trading Market for issuances of shares of Common Stock in excess of such amount or (B) a written waiver of such approval requirement from the Principal Trading Market. Until such approval or such written waiver is obtained, (i) the Purchasers (collectively, the “Existing Buyers” and each, individually, an “Existing Buyer”) shall not be issued in the aggregate, upon conversion of any Series A Preferred Shares or Non-Voting Common Stock, or otherwise pursuant to the terms of this Agreement or the Certificate of Incorporation, shares of Common Stock in an amount greater than the difference between the Exchange Cap minus the aggregate number of shares of Common Stock issued pursuant to this Agreement on the Closing Date (the “Exchange Cap Maximum”) and (ii) no Existing Buyer shall be permitted to convert Series A Preferred Shares or Non-Voting Common Stock with respect to more than such Existing Buyer’s pro rata amount of such Exchange Cap Maximum (such amount, with respect to each Existing Buyer, its “Exchange Cap Allocation Amount”) determined based upon such Existing Buyer’s percentage ownership of the sum of (1) the aggregate number of shares of Common Stock issued to all Purchasers that purchased Series A Preferred Shares pursuant to this Agreement on the Closing Date plus (2) the aggregate number of shares of Common Stock issuable upon the conversion of all Series A Preferred Shares and/or Non-Voting Common Stock. In the event that such Existing Buyer shall sell or otherwise transfer any of such Existing Buyer’s Series A Preferred Shares or Non-Voting Common Stock, the transferee shall be allocated a pro rata portion of such Existing Buyer’s Exchange Cap Allocation Amount with respect to such portion of such Series A Preferred Shares or Non-Voting Common Stock so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation Amount so allocated to such transferee. Upon conversion in full of such Existing Buyer’s Series A Preferred Shares or Non-Voting Common Stock, the difference (if any) between such Existing Buyer’s Exchange Cap Allocation Amount and the number of shares of Common Stock actually issued to such Existing Buyer upon such Existing Buyer’s conversion in full of such Series A Preferred Shares or Non-Voting Common Stock shall be allocated to the respective Exchange Cap Allocation Amounts of the remaining Existing Buyers of Series A Preferred Shares or Non-Voting Common Stock on a pro rata basis in proportion to the relative Exchange Cap Allocation Amounts of such Existing Buyers.

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Section 4.23 Preemptive Rights.

(a)                If during five (5) years after the date hereof, the Company or any of its Subsidiaries proposes to offer or sell (the “Offering”) any securities (any such security, a “New Security”) (other than (i) any Common Stock, Non-Voting Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated (and disclosed to the Purchasers in writing) to be issued as of the date hereof; (ii) equity grants awarded, or securities issued, pursuant to the 2020 Plan and the Omnibus Equity Incentive Plan or as an inducement award to a new employee, as applicable; or (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction), then the Company shall use its reasonable best efforts to offer to each Purchaser listed in Schedule II who has executed a customary non-disclosure agreement for the limited purpose of this provision, the right to participate in the Offering on the same terms as such securities are proposed to be offered to others less the amount paid to any investment banker, broker, broker-dealer, finder, or placement agent. To the extent the Offering of the New Security is over-subscribed, each Purchaser shall have a preferential right to subscribe for the amount of New Securities required to enable it to maintain its proportionate Common Stock equivalent interest in the Company (or its Subsidiaries) immediately prior to any such issuance of New Securities.

(b)               Notwithstanding anything in this Section 4.23 to the contrary, in no event shall a Purchaser have the right to purchase New Securities hereunder to the extent (i) such purchase would result in such Purchaser, together with any other Person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any bank regulation or law, collectively being deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by such Purchaser) would represent more than 9.99% (or following the Bank Regulatory Approvals, 24.9% with respect to applicable Co-Lead Investor(s)) of the voting securities or more than 33.3% of the Company’s total equity outstanding, or (ii) such right would result in such Purchaser being deemed to control, including pursuant to the terms of 12 C.F.R. § 225.9(a)(1) and/or 12 C.F.R. § 225.9 (a)(5), voting securities that would result in such Purchaser being deemed to control the Company or the Bank for purposes of the BHCA or the CIBC Act or any implementing regulations thereunder.

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(c)        Notwithstanding anything in this Section 4.23 to the contrary, upon the request of any Purchaser that such Purchaser not be issued voting securities in whole or in part upon the exercise of its rights to purchase New Securities, the Company shall cooperate with such Purchaser to modify the proposed issuance of New Securities to such Purchaser to provide for the issuance of Series A Preferred Stock, Non-Voting Common Stock or other non-voting securities in lieu of voting securities; provided, however, that to the extent, following such reasonable cooperation, such modification would cause any other Purchaser to exceed its respective ownership limitation set forth in this Agreement, the Company shall, and shall only be obligated to, issue and sell to the Purchaser such number of voting securities and nonvoting securities as will not cause any other Purchaser to exceed its respective ownership limitation set forth in this Agreement and that the Purchaser has indicated it is willing to hold following consummation of such Offering, and any remaining securities may be offered, sold or otherwise transferred to any other person or persons.

(d)       If a Purchaser exercises its rights provided in this Section 4.23, the closing of the purchase of the New Securities in connection with the closing of the Offering with respect to which such right has been exercised shall take place concurrently with the closing of the Offering triggering the right being exercised by such Purchaser. Each of the Company and such Purchaser agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(e)        Notwithstanding anything in this Section 4.23 to the contrary, a majority of the directors of the Board may waive the provisions of Section 4.23 (in whole or in part) or reduce a Purchaser’s allocation in an Offering if (i) the Board determines that the Company must issue equity or debt securities on an expedited basis, (ii) that there are strategic reasons to conduct an Offering or include an investor in the Offering who is not a Purchaser, or (iii) the compliance with the provisions of Section 4.23 (in whole or in part) would negatively impact the timing, terms, size, or value of the Offering or otherwise harm the Company.

Section 4.24. Subsequent Financing Rights.

(a)       Notification of Subsequent Financing. Until December 31, 2026, in the event that any Offering of Common Stock or other equity-based securities (other than such offerings described in Section 4.23(a)(i) through (iii)) (a “Subsequent Financing”) is on terms that are more favorable than the terms and conditions, including, without limitation, the Purchase Price, applicable to the securities purchased hereunder (the “Existing Securities”), then the Company shall promptly notify the Purchaser in writing (the “MFN Notice”) and offer the Purchasers, jointly and severally, the right of first refusal to fund the entirety of the Subsequent Financing on the terms and conditions provided in the MFN Notice; provided, however, that the restrictions in Section 4.23(b) applicable to rights to purchase New Securities shall apply to any rights to purchase Common Stock or other equity-based securities under this Section 4.24. The MFN Notice shall include (i) the material terms and conditions of the Subsequent Financing; (ii) copies of any draft definitive agreements, term sheets, or related documentation for the Subsequent Financing; and (iii) the anticipated closing date of the Subsequent Financing.

(b)       Procedures for Exercise. The Purchaser shall notify the Company in writing of its election to invest in the Subsequent Financing within five (5) Business Days of the Purchaser’s receipt of the MFN Notice or such shorter time period of at least one (1) Business Day if the Board deems it necessary to expedite the closing of the Subsequent Financing (the “Election Period”). If the Purchaser does not provide written notice of its election within the Election Period, the Purchaser shall be deemed to have waived its rights under this Section 4.24 with respect to the specific Subsequent Financing described in the MFN Notice.

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(c)                Priority. In the event of any conflict or inconsistency between the terms of this Section 4.24 and any other provision of this Agreement, the terms of this Section 4.24 shall control.

Section 4.25. Employment Agreement and Omnibus Equity Incentive Plan. On or prior to the Closing, the Company shall (a) enter into an employment agreement with Steven Sugarman, as President of the Company, and (b) adopt the Omnibus Equity Incentive Plan to be effective upon the Shareholder Approval at the Shareholders’ Meeting, with each of the employment agreement and Omnibus Equity Incentive Plan substantially in the form that will be available in the Company’s Data Room prior to Closing.

Section 4.26. Certain Post-Closing Matters. Effective as of the close of business on the date that the Company shall have filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Connecticut, as required by applicable law, (i) each issued and outstanding share of Series A Preferred Stock will automatically convert into 80 shares of Non-Voting Common Stock, without any further action on the part of any holder of shares of Series A Preferred Stock. Shares of Non-Voting Common Stock issued upon the conversion of Series A Preferred Stock may be converted into shares of Voting Common Stock in accordance with the provisions of the Amended and Restated Certificate of Incorporation, following a Permissible Transfer.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

Section 5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Shares. The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which (other than any required regulatory approvals, the receipt of which cannot be waived) may be waived by such Purchaser (as to itself only):

(a)        Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date.

(b)        Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)        No Injunction. No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or Governmental Entity of competent jurisdiction, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents or restricts any Purchaser or any of a Purchaser’s Affiliates from owning or voting any securities of the Company in accordance with the terms thereof.

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(d)        Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, non-objections, registrations, and waivers necessary for consummation of the purchase and sale of the Shares (including all Required Approvals, other than the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, obtaining the Shareholder Approval and filing the Amended and Restated Certificate of Incorporation), all of which shall be and remain so long as necessary in full force and effect.

(e)        Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(f)        Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.10 herein.

(g)        Ownership Limitation. The purchase of Shares by such Purchaser shall not (i) cause such Purchaser or any of its Affiliates to violate any banking law or regulation, (ii) require such Purchaser or any of its affiliates to file a prior notice under the CIBC Act, or otherwise seek prior approval or non-objection of any banking regulator, (iii) require such Purchaser or any of its Affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any Bank, or (iv) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or Law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser and such other Persons) would represent more than 9.99% of any class of voting securities of the Company outstanding at such time.

(i)        Burdensome Condition. Since the date hereof, there shall not be imposed any Burdensome Condition.

(j)        Certificate of Designations. The Company shall have filed with the Connecticut Secretary of State (and the Connecticut Secretary of State shall have issued a certificate of designations evidencing the effectiveness of) the Certificate of Designations, setting forth the terms of the Series A Preferred Stock.

(k)        Well-Capitalized Status. After the Closing and the consummation of the transactions contemplated by this Agreement, the Company expects that: (A) the Bank’s capital levels shall exceed the specific quantitative capital requirements necessary to be deemed “well capitalized” as defined in 12 C.F.R. § 6.4; (B) the Company’s capital levels shall exceed the specific quantitative capital requirements necessary to be deemed “well capitalized” as defined in 12 C.F.R. §§ 225.2(r); (C) the Company and the Bank shall meet or exceed all specific quantitative capital requirements stated in any written agreement, order, understanding or undertaking with the Federal Reserve, the FDIC, or the OCC, as applicable; (D) subject to any regulatory limitations, the Common Shares and Non-Voting Common Stock shall qualify as “Common Equity Tier 1 capital” under 12 C.F.R. Section 217.20(b) and the Series A Preferred Shares shall qualify as “Additional Tier 1 capital” under 12 C.F.R. Section 217.20(c); and (E) the Company’s capital structure will otherwise comply with the “predominance” of voting common equity provisions of 12 C.F.R. Part 225, Appendix A.

(l)        Registration Rights Agreement. The Company and the Purchasers shall have executed and delivered the Registration Rights Agreement.

Section 5.2 Conditions Precedent to the Obligations of the Company to Sell Shares. The Company’s obligation to sell and issue the Shares to each Purchaser at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

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(a)        Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the Closing Date, except for such representations and warranties that speak as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date.

(b)        Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)        No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)        Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(e)        Minimum Offering Amount. The Company shall have received the Minimum Offering Amount, as it may be adjusted pursuant to Section 2.1(a), from the Purchasers on or prior to the Escrow Funding Date or the Extended Escrow Funding Date.

(e)       Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.10 herein.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Fees and Expenses. At Closing, the Company shall reimburse the Lead Investor for reasonable legal fees and expenses incurred by the Lead Investor of up to $350,000, in the aggregate, relating to the transactions contemplated by the Transaction Documents (including the preparation, negotiation and review of definitive documentation and regulatory filings and other disbursements), which may set off any aggregate Purchase Price payable by the Lead Investor under this Agreement. Notwithstanding the foregoing, the Company shall pay legal costs for Lead Investor counsel up to $150,000 in cash within five (5) Business Days of Closing. Except as set forth above and elsewhere in the Transaction Documents, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the Company’s sale and issuance of the Securities to the Purchasers.

Section 6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other parties such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

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Section 6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section 6.3 prior to 5:00 p.m., Eastern time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 p.m., Eastern time, on any Trading Day, (c) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Trading Day following delivery to such courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Patriot National Bancorp, Inc.
900 Bedford Street
Stamford, CT 06901
Attention: Michael Carrazza
Email: Chairman of the Board of Directors

With a copy to:	Blank Rome LLP
One Logan Square Philadelphia, PA 19103
Attention: Alan Zeiger, Esq. and Yelena Barychev, Esq.
Email: alan.zeiger@blankrome.com yelena.barychev@blankrome.com

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 6.4 Amendments; Waivers; No Additional Consideration. Any term of this Agreement may be amended, waived or terminated only with the prior written consent of the Company and Purchasers of a majority in interest of the Shares (or, in the case of provisions that grant rights to the Lead Investor or Co-Lead Investors, with the prior written consent of the Lead Investor or the holders of a majority in interest of the Shares held by the Co-Lead Investors, as applicable); provided, however, that if any amendment, waiver or termination operates in a manner that treats any other Purchaser different in any material respect from other Purchaser, the consent of such Purchaser shall also be required for such amendment, waiver or termination. Any such amendment, waiver or termination shall be binding on all Purchasers, as applicable. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Shares.

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Section 6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights and obligations hereunder in whole or in part to any Affiliate of such Purchaser and/or to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable Law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers.”

Section 6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than, solely with respect to the provisions of Section 4.7, the Purchaser Parties.

Section 6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party agrees that all Proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall occur, on an exclusive basis, in the state or federal courts located in the City, County and State of New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.9 Survival. The representations, warranties, agreements, and covenants contained herein shall survive the Closing, the delivery of the Shares, and any conversion of Series A Preferred Shares into Underlying Shares as follows: (i) the representations and warranties of the Company set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(e), 3.1(f), 3.1(g), 3.1(h), 3.1(i), 3.1(k), 3.1(s), 3.1(t), 3.1(u), 3.1(bb), and 3.1(rr) shall survive for a period of six (6) years following the Closing and delivery of shares, (ii) all other representations and warranties of the Company set forth in Section 3.1 shall survive for a period of 18 months following the Closing and the delivery of the Shares, and (iii) all representations and warranties of the Purchasers set forth in Section 3.2 shall survive for a period of 18 months following the Closing and the delivery of the Shares.

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Section 6.10 Termination.

(a)        This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing:

(i)        by mutual written agreement of the Company and any Purchaser (with respect to itself only);

(ii)        by the Company or any Purchaser (with respect to itself only) upon written notice to the other parties, in the event that the Closing has not been consummated on or prior to 5:00 p.m., Eastern Time, on the Outside Date; provided, that, the right to terminate this Agreement pursuant to this Section 6.10(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(iii)        by the Company or any Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(iv)        by any Purchaser (with respect to itself only), upon written notice to the Company, if (A) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.1(a) or Section 5.1(b) would not be satisfied; or (B) such Purchaser or any of its Affiliates receives written notice from or is otherwise advised by the Company that the Material Adverse Effect, as set forth in Section 3(j) of this Agreement, has occurred after the date hereof and prior to the Closing Date;

(v)        by the Company (with respect to a Purchaser), upon written notice to such Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by such Purchaser in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.2(a) or Section 5.2(b) would not be satisfied;

(vi) by any Purchaser, upon written notice to the Company, if such Purchaser or any of its Affiliates receives written notice from or is otherwise advised by the Federal Reserve that the Federal Reserve will not grant (or intends to rescind if previously granted) any of the confirmations or determinations referred to in Section 5.1(i); or

(vii)        by the Company, upon written notice to the Purchasers, if the Company shall not have received the Minimum Offering Amount, as it may be adjusted pursuant to Section 2.1(a), from the Purchasers on or prior to the Escrow Funding Date or Extended Escrow Funding Date.

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(b)        In the event of a termination pursuant to this Section 6.10, the Company shall promptly notify all non-terminating Purchasers.

Section 6.11 Effects of Termination. In the event of any termination of this Agreement as provided in Section 6.10, this Agreement (other than this Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that nothing herein shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

Section 6.12 Waiver of Fiduciary Obligations; Informed Consent. By executing this Agreement, each Purchaser does hereby:

(a)                acknowledge and understand that the Lead Party is controlled by Steven Sugarman who is also is an “Of Counsel” attorney at Michelman & Robinson, LLP (“M&R”), the law firm that has acted as legal counsel to the Lead Party in the transaction contemplated by this Agreement, and the Lead Party has not acted nor is acting as an attorney in connection with such transaction and none of his communications with any Purchaser should be construed as legal advice.

(b)                acknowledge and understand that actual or potential conflicts of interest may exist or arise by reason of Mr. Sugarman also serving as an officer of the Company and/or member of the Board;

(c)                acknowledge and agree that Mr. Sugarman in his capacity as an officer of the Company and/or member of the Board does not owe any fiduciary or other duty to the Purchasers, other than such non-waivable fiduciary duties imposed upon directors and officers under the laws of the State of Connecticut and applicable banking laws and regulations;

(d)                waive any actual or potential conflicts of interest in connection with M&R acting as legal counsel to the Lead Investor in connection with the transactions contemplated by this Agreement and by their execution of this Agreement give their informed written consent to the foregoing acknowledgements in this Agreement; and

(e)                acknowledge and understand that each such Purchaser is encouraged to seek independent legal counsel to review the terms of the transaction contemplated by this Agreement and ensure that such Purchaser’s interests are protected. By his, her or its signature hereto, each such Purchaser acknowledges the fact that such Purchaser has consulted, or has had the opportunity to consult, with the legal counsel of his, her or its choice prior to his, her or its execution of this Agreement.

Section 6.13 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 6.14 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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Section 6.15 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 6.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Purchasers and the Company shall be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

Section 6.17 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy Law, state or federal Law, common Law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 6.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

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Section 6.19 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 6.20 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including “confidential supervisory information” as defined in 12 C.F.R. § 261.2(b), “non-public OCC information” as defined in 12 C.F.R. § 4.32(b) and “exempt information” as defined in 12 C.F.R. § 309.5(g)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PATRIOT NATIONAL BANCORP, INC.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

By:
Name:
Title:

Aggregate Purchase Price:

Aggregate Number of shares of Common Stock to be Acquired at Closing:

[Aggregate Number of shares of Series A Preferred Stock to be Acquired at Closing:]

Tax ID No.:

Address for Notice:

Telephone No:

Facsimile No:

E-mail Address:

Attention:

[Signature Page to Securities Purchase Agreement]

Delivery Instructions: (if different than above)
c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

[Signature Page to Securities Purchase Agreement]